UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 16, 2010

Cloud Peak Energy Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34547	26-3088162
(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave.
Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

(307) 687-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Spring Creek Mine Lease by Modification

On June 16, 2010, Spring Creek Coal LLC, an indirect subsidiary of Cloud Peak Energy Inc., entered into a Modified Coal Lease (the “Lease Modification”) with the United States of America through the Bureau of Land Management (the “BLM”) of the United States Department of the Interior.  The Lease Modification modifies Coal Lease MTM-069782 (the “Existing Lease”).  Subject to the terms and conditions thereof, the Lease Modification adds approximately 498 acres to the Existing Lease and provides Spring Creek Coal LLC with the exclusive right to drill for, mine, extract, remove or otherwise process and dispose of the coal deposits in, upon, or under the lands described as Tract 9 in the Lease Modification.  The company is currently evaluating the tonnage that it believes can be economically mined from the tract.  In accordance with the Lease Modification, the company paid $3.89 million, representing the “fair market value” for these coal deposits, as determined by the BLM.  The company is also required to pay customary production royalties and per acre annual rental payments to the BLM, and the company has agreed to indemnify the BLM from any claims arising out of the company’s activities and operations under the Lease Modification.

The foregoing overview of the Lease Modification does not contain all of the terms and conditions of the Lease Modification.  For the complete terms and conditions, refer to Exhibit 10.1 of this Form 8-K, which is incorporated into this Item 1.01 by reference.  For the complete terms and conditions of the Existing Lease, refer to Exhibit 10.13 of the company’s Form S-1 filed on August 12, 2009, which is also incorporated into this Item 1.01 by reference.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s current expectations or beliefs, as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations and other factors.  Forward-looking statements may include, for example, our ability in the future to economically mine and sell additional tonnage included within the Lease Modification and other statements regarding our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Factors that could adversely affect our future results include, for example, (a) future economic conditions; (b) demand for our coal by the domestic electric generation industry and the price we receive for our coal, and export demand and prices for Spring Creek coal; (c) reductions or deferrals of purchases by major customers and our ability to renew sales contracts; (d) environmental, health, safety, endangered species or other legislation, regulations and court decisions or government actions, including any new requirements affecting the use, demand or price for coal or imposing additional costs, liabilities or restrictions on our mining operations; (e) public perceptions, legal challenges by non-governmental organizations or others and governmental actions relating to concerns about climate change, including emissions restrictions and governmental subsidies that make wind, solar or other alternative fuel sources more cost-effective and competitive with coal; (f) the impact of our IPO structuring and financing transactions and ability to successfully operate as a stand-alone public company; (g) operational, geological, equipment, permit, labor, weather-related and other risks inherent in surface coal mining; (h) our ability to efficiently conduct our mining operations, (i) transportation availability, performance and costs; (j) availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires; (k) our ability to acquire future coal tons through the federal LBA process and necessary surface rights in a timely and cost-effective manner, including successfully and timely addressing legal challenges by non-governmental organizations or others with regard thereto; (l) access to capital and credit markets and availability and costs of credit, surety bonds, letters of credit, and insurance; (m) the impact of direct and indirect competition from coal producers and competing sources of energy; (n) litigation and other contingent liabilities; and (o) other risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our 2009 Form 10-K and any updates thereto in our Forms 10-Q.  There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this Form 8-K, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1 Modified Coal Lease, dated July 1, 2010, between Spring Creek Coal LLC and the United States of America through the Bureau of Land Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

By:	/s/ Amy J. Stefonick
Name: Amy J. Stefonick
Title: Corporate Secretary

Date: June 18, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Modified Coal Lease, dated July 1, 2010, between Spring Creek Coal LLC and the United States of America through the Bureau of Land Management.